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                                                                    EXHIBIT 99.2


                           INSITE VISION INCORPORATED
                             1994 STOCK OPTION PLAN

                  (Amended and Restated as of January 4, 1999)

                                   ARTICLE ONE

                               GENERAL PROVISIONS


         I.       PURPOSES OF THE PLAN

         A. The 1994 Stock Option Plan (the "Plan") was adopted as the 1993 Stock Plan as of July 28, 1993 to be effective October 25, 1993 (the "Effective Date") to promote the interests of InSite Vision Incorporated, a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations). This amendment and restatement of the Plan is effective as of January 4, 1999.

         B. This Plan serves as the successor to the Corporation's 1989 Stock Plan (the 1989 Plan"), and no further option grants shall be made under the 1989 Plan from and after the Effective Date. All options outstanding under the 1989 Plan on such Effective Date have been incorporated into this Plan and are treated as outstanding options under this Plan. However, each outstanding option so incorporated continues to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's common stock thereunder or their exercise of any outstanding stock appreciation rights thereunder.

         C. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

                           Any corporation (other than the Corporation) in an
                  unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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                           Each corporation (other than the Corporation) in an
                  unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         II.      STRUCTURE OF THE PLAN

         A. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's common stock. Under the Automatic Option Grant Program, each eligible member of the Corporation's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of the Corporation's common stock.

         B. The provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals in the Plan.

         III.     ADMINISTRATION OF THE PLAN

         A. Article Two of the Plan shall be administered by a committee ("Committee") of two (2) or more non-employee Board members appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

         B. The Committee which shall act as Plan Administrator (the "Plan Administrator") shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations and interpretations concerning such program and any outstanding option under Article Two as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in any outstanding option under the Plan.

         C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three.

         IV.      ELIGIBILITY FOR OPTION GRANTS

         A. The persons eligible to participate under Article Two of the Plan shall be limited to the following:

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                           (i) officers and other employees of the Corporation
                  (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or any parent or subsidiary corporation);

                           (ii) non-employee members of the Board or the
                  non-employee members of the board of directors of any parent or subsidiary corporation;

                           (iii) those consultants or independent contractors
                  who provide valuable services to the Corporation (or any parent or subsidiary corporation).

         B. Non-employee members of the Board shall also be eligible to receive automatic option grants pursuant to the provisions of Article Three, and such individuals shall, for purposes of Articles Three and Four, be referred to as "Eligible Directors".

         C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive discretionary option grants under Article Two, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

         V.       STOCK SUBJECT TO THE PLAN

         A. Shares of the Corporation's common stock, par value $0.01 per share ("Common Stock") shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The aggregate number of shares available for issuance under the Plan from and after the Effective Date shall not exceed 3,497,269 shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Section V. Such share reserve includes
(i) the initial number of shares reserved for issuance under the Plan on the Effective Date, including the shares reserved for issuance under outstanding options granted under the 1989 Plan and incorporated into this Plan, (ii) the 500,000-share increase authorized by the Board on March 29, 1994 and approved by the stockholders on May 31, 1994, (iii) an additional 500,000-share increase authorized by the Board on March 17, 1997 and approved by the stockholders on June 2, 1997, (iv) the 265,521 share increase effected on January 2, 1998 pursuant to the automatic annual share increase provisions of the Plan, (v) the 336,979 share increase effected on January 2, 1999 pursuant to the automatic annual share increase provisions of the Plan, and (vi) the 405,916 share increase effected on January 3, 2000 pursuant to the automatic annual share increase provisions of the Plan. To the extent one or more outstanding options under the 1989 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

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         B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first day of January each calendar year, beginning with the 1998 calendar year, by an amount equal to two percent (2%) of the total number of shares of the Corporation's Common Stock outstanding on December 31st of the immediately preceding calendar year. All options granted on the basis of each such annual share increase shall be non-statutory options under the federal tax laws.

         C. The maximum number of shares of Common Stock for which any one participant in the Plan may be granted stock options and separately exercisable stock appreciation rights over the term of the Plan shall be limited to 850,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. For purposes of the foregoing limitation, stock options and stock appreciation rights granted prior to January 1, 1994 shall not be taken into account.

         D. Should one or more outstanding options under this Plan (including any outstanding options under the 1989 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two and Section III of Article Three of the Plan shall not be available for subsequent option grant under the Plan. Should the exercise price of an outstanding option under the Plan (including any option incorporated from the 1989 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the option holder.

         E. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities issuable for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Plan after December 31, 1993, (iii) the number and/or class of securities for which stock options are to be granted to newly-elected or continuing non-employee Board members under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each outstanding option under the Plan (including each outstanding option incorporated into this Plan from the 1989 Plan). The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits under those options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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                                   ARTICLE TWO


                       DISCRETIONARY OPTION GRANT PROGRAM


         I.       TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

         A.       Option Price.

                  1. The option price per share shall be fixed by the Plan Administrator, but in no event shall the option price per share be less than the fair market value per share of Common Stock on the date of the option grant.

                  2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, shall be payable in one of the following alternative forms:

                           - cash or check made payable to the Corporation's
                  order;

                           - shares of Common Stock held by the optionee for the
                  requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

                           - through a broker-dealer sale and remittance
                  procedure pursuant to which the optionee shall provide irrevocable instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable federal and state income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

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                  For purposes of this Section I.A.2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                  3. The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                           - If the Common Stock is at the time listed or
                  admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                           - If the Common Stock is not at the time listed or
                  admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists on the Nasdaq National Market shall be determinative of Fair Market Value.

         B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

         C. Limited Transferability of Options. During the lifetime of the optionee, Incentive Options shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, non-statutory options may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion

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shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

         D.       Termination of Service.

                  1. Except to the extent otherwise provided pursuant to Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

                           - Should the optionee cease to remain in Service for
                  any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three
                  (3)-month period following the date of such cessation of Service.

                           - In the event such Service terminates by reason of
                  permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                           - Should the optionee die while in Service or during
                  the three (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's cessation of Service. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                           - Under no circumstances, however, shall any option
                  be exercisable after the specified expiration date of the option term.

                           - Each such option shall, during such limited
                  exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

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                  2. The Plan Administrator shall have complete discretion,
exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under Section I.D. 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred. The Plan Administrator shall also have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under Section I.D. 1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                  3. For purposes of the foregoing provisions of this Section I.D (and for all other purposes under the Plan):

                           - The optionee shall be deemed to remain in the
                  SERVICE of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                           - The optionee shall be considered to be an EMPLOYEE
                  for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to the work to be performed and the manner and method of performance.

         E. Stockholder Rights. An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

         II.      INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

         A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed the sum of One


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Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted.

         B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations ("10% Stockholder"), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

         Except as modified by the preceding provisions of this Section II, the provisions of the Plan shall apply to all Incentive Options granted hereunder.

         III.     CORPORATE TRANSACTION/CHANGES IN CONTROL

         A. In the event of any Corporate Transaction or Change in Control (as defined below), each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction or Change in Control, respectively, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate upon a Corporate Transaction if and to the extent such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. The determination of comparability shall be made by the Plan Administrator, and its determination shall be final and binding.

         B. A "Corporate Transaction" shall mean any of the following stockholder-approved transactions:

                           (a) a merger or consolidation in which securities
                  possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                           (b) the sale, transfer or other disposition of all or
                  substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         C. For all purposes under the Plan, a "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of


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1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement, other than a Corporate Transaction; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

                           (i) any individual, partnership, firm, corporation,
                  association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under
                  Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation, pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                           (ii) a change in the composition of the Board occurs
                  over any period of two (2) consecutive years or less such that a majority of the Board ceases for any reason to be comprised of individuals who either (A) have been Board members continuously since the beginning of that period or (B) have been elected or nominated for election as Board members during such period by a vote of at least three-fourths (3/4) of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         D. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

         E. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

         F. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


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         G. The exercisability as incentive stock options under the federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the federal tax laws.

         IV.      CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than the fair market value of the Common Stock on the new grant date (or one hundred ten percent (110%) of such fair market value in the case of an Incentive Option granted to a 10% Stockholder).

         V.       STOCK APPRECIATION RIGHTS

         A. Each officer of the Corporation subject to the short-swing profit restrictions of the federal securities laws shall be granted limited stock appreciation rights in tandem with his or her outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right shall automatically be cancelled, and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.A. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution.

         B. For purposes of Section V.A, the following definitions shall be in effect:

                  A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Corporation's stockholders to accept.

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                  The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

         C. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grants under the Plan.

         VI.      LOANS OR INSTALLMENT PAYMENTS

         The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two, including the satisfaction of any federal and state income and employment tax obligations arising therefrom, by (a) authorizing the extension of a loan to such optionee from the Corporation or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted with or without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

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                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM


         I.       ELIGIBILITY

         The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, provided they have not otherwise been in the prior employ of the Corporation (or any parent or subsidiary corporation) and (ii) those individuals who continue to serve as non-employee Board members on one or more automatic annual option grant dates below while this Automatic Grant Program remains in effect.

         II.      TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

         A. Grant Dates. Option grants will be made under this Article Three on the dates specified below. The revised automatic grant program was approved by the stockholders at the 1998 Annual Meeting.

                           (i) Each individual who first becomes a non-employee
                  Board member at any time after October 25, 1993, whether through election at an Annual Stockholders Meeting or through appointment by the Board, and who has not previously been in the employ of the Corporation (or any parent or subsidiary corporation) shall automatically be granted upon the terms and conditions of this Article Three, at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000 shares of Common Stock. A non-employee Board member who replaces a Board member shall not receive an initial 10,000-share grant if both the new and former Board member are affiliated with the same investment fund or similar entity.

                           (ii) On December 15, 1997, each individual serving as
                  a non-employee Board member shall automatically be granted a non-statutory stock option to purchase 10,000 shares of Common Stock.

                           (iii) On the date of the first Board meeting in
                  December each year, beginning December 1998, each individual continuing to serve as a non-employee Board member shall automatically be granted a non-statutory stock option to purchase 10,000 shares of Common Stock, provided such individual did not receive his or her initial option grant under this Article III within the preceding six (6) months. In the event there is no Board meeting in December of any year, then the automatic option grant for that year shall be made on December 15th: If December 15th in any year is not a day on which the New York Stock Exchange is open for business (a "Trading Day"), then the grant for that year shall be made on the immediately succeeding Trading Day.

                  The 10,000-share limitation applicable to each initial automatic option grant and each annual automatic option grant per eligible non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph V.E of Article One.

                  Stockholder approval of the December 15, 1997 restatement of the Plan constitutes pre-approval of each option granted on or after that date pursuant to the provisions of this Article Three and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three.

         B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

         C. Payment. The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified in
Section I.A.2 of Article Two.

         D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

         E. Exercisability. Each automatic option grant under this Article Three shall become exercisable for the option shares one (1) year after the date of grant, provided the optionee remains a member of the Board through such date. Each such option shall remain exercisable until the expiration or sooner termination of the option term.

         F. Limited Transferability. Each automatic grant under this Article Three may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment.

         G. Effect of Termination of Board Membership.

                  1. Should the optionee cease to be a Board member for any reason (other than death or Permanent Disability (as defined in Code Section 22(e)(3)) while holding an automatic option grant under this Article Three, then he or she shall have a three (3)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

                  2. Should the optionee cease to be a Board member by reason of Permanent Disability while holding an automatic option grant under this Article Three, then he or she shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

                  3. Should the optionee die while serving as a Board member or during the three (3)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of his or her estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within six (6) months after the date of the optionee's death.

                  4. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten
(10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1, 2 and 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

         H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

         I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Director Automatic Grant Agreement attached as Exhibit A to the Plan.

         III.     CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKEOVER

         A. Each automatic option grant outstanding at the time of a Corporate Transaction or a Change in Control shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction or Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

         B. Upon the occurrence of a Hostile Take-Over, each outstanding automatic option grant made pursuant to the provisions of this Article Three shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Corporation calculated in accordance with Section V.B of Article Two and payable at the time and in the manner set forth in
Section V.B of Article Two. Stockholder approval of the December 15, 1997 restatement of the Plan constitutes pre-approval of each option subsequently granted under this Article Three with such a cancellation provision and the subsequent cancellation of that option in accordance with the terms of this Section III.B. No additional approval of the Board or any Plan Administrator shall be required at the time of the actual option cancellation and cash distribution.

         C. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         D. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

         I.       AMENDMENT OF THE PLAN

                  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

         II.      TAX WITHHOLDING

                  A. The Corporation's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3 of the Exchange Act) provide any or all holders of outstanding option grants under Article Two with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the federal and state income and employment withholding taxes ("Withholding Taxes") to which such holders may become subject in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Withholding Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Withholding Taxes.

         III.     EFFECTIVE DATE AND TERM OF PLAN

                  A. This Plan, as successor to the Corporation's 1989 Plan, became effective as of the October 25, 1993 Effective Date. The Plan was subsequently amended and restated by the Board on December 15, 1993 with the purpose of, among other provisions, deleting direct stock issuances and renaming the Plan to the 1994 Stock Option Plan. On March 29, 1994 the Board amended and restated the Plan (the "1994 Restatement") to increase the number of shares of Common Stock issuable thereunder by 500,000 shares and to impose a limitation on the maximum number of shares of Common Stock for which any one participant in the Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993. The 1994 Restatement was approved by the Corporation's stockholders in May 1994. On March 17, 1997, the Board adopted amendments to the Plan (the "1997 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 500,000 shares; (ii) implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the Plan will automatically increase on the first day of January each year, beginning January 1, 1998, by two percent (2%) of the total number of shares of Common Stock outstanding on the last day of December in the immediately preceding year; (iii) increase the maximum number of shares available for issuance under the Automatic Option Grant Program in effect under the Plan by an additional 33,334 shares to 150,000 shares; (iv) impose a specific limitation of 850,000 shares on the maximum number of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights in the aggregate under the 1994 Plan; (v) render the non-employee Board members eligible to receive option grants under the Discretionary Option Grant Program; (vi) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator; and (vii) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, the transferability of non-statutory stock options and the elimination of the six
(6) month holding period requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the 1993 Plan from the short-swing liability provisions of the federal securities laws. The 1997 Restatement was approved by the Corporation's stockholders on June 2, 1997.

                  B. On December 15, 1997, the Board adopted a series of amendments (the "1997 Amendment") to the Plan which effect the following changes to the Automatic Option Grant Program for non-employee Board members under Article Three of the Plan: (i) increase the number of shares of Common Stock for which options are to be granted annually (the "Annual Automatic Grant") to each non-employee Board member from five thousand (5,000) shares to ten thousand (10,000) shares; (ii) change the date on which such Annual Automatic Grants are to be made to the non-employee Board members from the date of the Annual Stockholders Meeting to the date of the first Board meeting in December each year (commencing December 1997); provided, however, that if there is no Board meeting in December of any year, the Annual Automatic Grants for that year shall be made on December 15 or, if December 15th is not a Trading Day, the immediately succeeding Trading Day; (iii) authorize and effect an Annual Automatic Grant for each individual serving as a non-employee Board member on December 15, 1997, whether or not that individual received his or her initial automatic grant within the preceding six (6) months; (iv) provide that after December 15, 1997, each non-employee Board member shall be eligible to receive an Automatic Option Grant in December of any year only if that individual did not receive his or her initial automatic grant within the preceding six (6) months; and (v) eliminate the provisions of the Plan which impose a 150,000-share limitation on the maximum number of shares issuable under the Automatic Option Grant Program. The 1997 Amendment was approved by the stockholders at the 1998 Annual Meeting. All option grants made prior to the 1997 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1997 Amendment shall be deemed to modify or in any way affect those outstanding options.

                  C. Each option issued and outstanding under the 1989 Plan immediately prior to the Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder or their exercise of outstanding stock appreciation rights thereunder.

                  D. The Plan shall terminate upon the earlier of (i) July 27, 2003 or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under Article Two. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                  E. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

         IV.      REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

                  B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

         V.       USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

         VI.      NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or Service at any time and for any reason, with or without cause.

         VII.     MISCELLANEOUS PROVISIONS

                  A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee.

                  B. The provisions of the Plan shall be governed by the laws of the state of California, as such laws are applied to contracts entered into and performed in such state.

                  C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                    EXHIBIT A


                       Director Automatic Grant Agreement

                           INSITE VISION INCORPORATED
                       1994 EMPLOYEE STOCK PURCHASE PLAN
                (AS AMENDED AND RESTATED THROUGH APRIL 17, 2000)



         I.       PURPOSE

                  The InSite Vision Incorporated 1994 Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

         II.      DEFINITIONS

                  For purposes of administration of the Plan, the following terms shall have the meanings indicated:

                  BOARD means the Board of Directors of the Company.

                  CODE means the Internal Revenue Code of 1986, as amended.

                  COMPANY means InSite Vision Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of InSite Vision Incorporated which shall by appropriate action adopt the Plan.

                  COMPENSATION means the regular basic earnings paid to an Eligible Employee by one or more Participating Companies during such individual's period of participation in the Plan, plus (i) any salary deferral contributions made by such individual to the Company's 401(k) Plan during such period, (ii) any other pre-tax contributions which such individual makes during the period to any of the Company's Code Section 125 cafeteria benefit programs and (iii) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. There shall be excluded from such Compensation: all contributions (other than Code Section 125 or Section 401(k) contributions) made by the Company or its Corporate Affiliates for such individual's benefit under any employee benefit or welfare plan now or hereafter established, moving or relocation allowances, car allowances, imputed income (including income attributable to cars or life insurance), taxable fringe benefits, and similar items.

                  CORPORATE AFFILIATE means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

                  EFFECTIVE DATE means April 1, 1994, the start date of the first scheduled purchase period under the Plan. Any Corporate Affiliate which becomes a Participating Company in the Plan after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

                  ELIGIBLE EMPLOYEE means any person who is regularly engaged, for a period of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

                  PARTICIPANT means any Eligible Employee of a Participating Company who is actively participating in the Plan.

                  PARTICIPATING COMPANY means the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan, as of the Effective Date, are listed in attached Schedule A.

                  PLAN ADMINISTRATOR shall have the meaning given such term in
Article III.

                  STOCK means shares of the common stock of the Company.

         III.     ADMINISTRATION

                  The Plan Administrator shall have sole and exclusive authority to administer the Plan and shall consist of a committee (the "Plan Administrator") of two (2) or more non-employee Board members appointed from time to time by the Board. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

         IV.      PURCHASE PERIODS

                  A. Stock shall be offered for purchase under the Plan through a series of successive or overlapping purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or
(ii) the Plan shall have been sooner terminated in accordance with subsection I of Article VII.

                  B. The Plan shall be implemented in a series of successive or overlapping purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods will commence, at the Plan Administrator's discretion, on the first business day of January and July each year. Accordingly, up to two (2) separate purchase periods may commence in each subsequent calendar year during which the Plan remains in existence.

                  C. The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised in successive semiannual installments on the last business day of June and December on which such purchase right remains outstanding.

                  D. An Eligible Employee may participate in only one purchase period at a time. Accordingly, except as provided in subsection E below, an Eligible Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating and must also enroll in the new purchase period prior to the commencement date for that period.

                  E. If the fair market value per share of Stock on any purchase date is lower than the fair market value per share of Stock on the start date of that purchase period, then all Participants in such purchase period shall be automatically withdrawn from such purchase period immediately after the exercise of their purchase right on such purchase date and automatically re-enrolled in the immediately following purchase period as of the first day thereof.

                  F. No purchase rights granted under the Plan shall be exercised, and no shares of Stock shall be issued hereunder, until such time as
(i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

                  G. The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

         V.       ELIGIBILITY AND PARTICIPATION

                  A. Each Eligible Employee of a Participating Company may begin participation in the Plan on the start date of any purchase period beginning on or after his/her completion of six (6) months of continuous service with the Company or any Corporate Affiliate.

                  B. In order to participate in the Plan, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) during the specified enrollment period for the purchase period.

                  C. The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any one percent (1%) multiple (not to exceed ten percent (10%)) of the Compensation paid to him/her during the purchase period. The deduction rate so authorized shall continue in effect for the entire purchase period and for each successive purchase period, except to the extent such rate is changed in accordance with the following guidelines:

                           - The Participant may, at any time during the purchase period, reduce his/her rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than two (2) such reductions per purchase period.

                           - The Participant may increase or decrease the rate of his/her payroll deduction by filing, at least ten (10) business days prior to the commencement of any new purchase period in which he/she enrolls, the appropriate form with the Plan Administrator (or its designate). The new rate (which may not exceed the ten percent (10%) maximum) shall then become effective as of the start date of the new purchase period.

                  Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Article VII below.

         VI.      STOCK SUBJECT TO PLAN

                  A. The Stock purchasable by Participants under the Plan shall, solely in the Board's discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 218,333 shares (subject to adjustment under subsection B below). Such share reserve includes the 85,000-share increase authorized by the Board on March 13, 2000 and approved by the stockholders at the 2000 Annual Meeting.

                  B. In the event any change is made to the Stock purchasable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization or other change affecting the Company's outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one purchase date, and (iii) the class and number of securities and the price per share of the Stock in effect under each purchase right at the time outstanding under the Plan in order to prevent the dilution or enlargement of benefits thereunder.

         VII.     PURCHASE RIGHTS

                  Each Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                  A. PURCHASE PRICE. The purchase price per share shall be the lesser of (i) eighty-five percent (85%) of the fair market value per share of Stock on the start date of the purchase period or (ii) eighty-five percent (85%) of the fair market value per share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any date shall be the closing selling price of such share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any exchange, the closing selling price per share of the Stock on such date, as reported on the Nasdaq National Market and published in The Wall Street Journal. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value.

                  B. NUMBER OF PURCHASABLE SHARES. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the semiannual period beginning with the start of the purchase period or the most recent purchase date in the same purchase period (whichever is applicable), together with any amount carried over from the preceding purchase date in the same purchase period pursuant to the provisions of subsection E of Article VII, by the purchase price in effect for that purchase date. However, the maximum number of shares purchasable by any Participant on any purchase date shall not exceed 6,666 shares (subject to adjustment under subsection B of Article VI).

                  Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

                  C. PAYMENT. Payment for Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first pay day on or after the start date of the purchase period and shall terminate on the last pay day within that purchase period. The amounts so collected shall be credited to the Participant's individual account upon the Company's books, but no interest shall be paid on the outstanding balance credited to such book account. The amounts collected from a Participant will not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

                  D. TERMINATION OF PURCHASE RIGHTS. The following provisions shall govern the termination of outstanding purchase rights:

                           (i) A Participant may, at any time prior to the last ten (10) business days preceding a purchase date, terminate his/her outstanding purchase right by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions previously collected from the Participant and not previously applied to the purchase of Stock during that purchase period shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the purchase date. The Participant shall have until ten (10) business days preceding the purchase date to make such election. If no such election is made, then such funds shall be refunded as soon as possible after the purchase date.

                           (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the start date of the new purchase period.

                           (iii) If the Participant ceases to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable at any time prior to the last ten (10) days preceding the purchase date for the semiannual period in which such cessation of Eligible Employee status occurs:

                           -        to withdraw all of the funds in the
         Participant's payroll account at the time of his/her cessation of Eligible Employee status or

                           - to have such funds held for the purchase of shares on the purchase date.

                           If no such election is made, then such funds shall be refunded as soon as possible after the purchase date. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

                  E. STOCK PURCHASE. Outstanding purchase rights shall be automatically exercised in a series of successive installments as provided in subsection C of Article IV. The exercise shall be effected by applying the amount credited to the Participant's account on the last date of the alternate calendar quarter to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in subsection B of Article VII) at the purchase price in effect for such purchase date. Any amount remaining in the

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Participant's account after such exercise shall be held for the purchase of
Stock on the next semiannual purchase date within the purchase period; provided, however, that any amount not applied to the purchase of Stock at the end of a purchase period shall be refunded promptly after the close of the purchase period and any amount not applied to the purchase of stock by reason of the limitation of subsection B of Article VII on the maximum number of purchasable shares shall be refunded promptly after the semiannual purchase date.

                  F. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

                  G. RIGHTS AS STOCKHOLDER. A Participant shall have no stockholder rights with respect to the shares of Stock covered by his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with subsection E of Article VII. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

                  A Participant shall be issued, as soon as practicable after the date of each purchase, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the stock certificate may be delivered to a designated stock brokerage account maintained for the Participant and held in "street name" in order to facilitate the subsequent sale of the purchased shares.

                  H. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

                  I. CHANGE IN OWNERSHIP. Should any of the following transactions (a "Corporate Transaction") occur during the purchase period:

                           (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

                           (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation,

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then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such Corporate Transaction by applying the payroll deductions previously collected from each Participant and not previously applied to the purchase of Stock during the purchase period in which such Corporate Transaction occurs to the purchase of whole shares of Stock at eighty-five percent (85%) of the lower of (i) the fair market value per share of Stock on the start date of the purchase period in which the Participant is enrolled at the time of the Corporate Transaction or (ii) the fair market value per share of Stock immediately prior to the consummation of such Corporate Transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase.

         VIII.    ACCRUAL LIMITATIONS

                  A. No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under other purchase rights granted to the Participant under this Plan and (ii) similar rights accrued by the Participant under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 in value of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

                  B. For purposes of applying the accrual limitations of subsection A of this Article VIII, the right to acquire Stock pursuant to each purchase right granted under the Plan shall accrue as follows:

                           (i) The right to acquire Stock under each such purchase right shall accrue in a series of successive semiannual installments as and when the purchase right first becomes exercisable for each installment as provided in subsection C of Article IV.

                           (ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 in value of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more other purchase rights granted to the Participant during such calendar year.

                           (iii) If by reason of the limitations of subsection A of this Article VIII, the Participant's outstanding purchase right does not accrue for a particular purchase date of any purchase period, then the payroll deductions which the Participant made during that semiannual period with respect to such purchase right shall be promptly refunded.

                  C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

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         IX.      AMENDMENT AND TERMINATION

                  The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan. In addition, no such action of the Board may, without the approval of the Company's stockholders, (i) increase the number of shares issuable under the Plan, except to the extent authorized pursuant to subsection B of Article VI in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price specified in the Plan or (iii) modify the requirements for eligibility to participate in the Plan.

         X.       GENERAL PROVISIONS

                  A. The Plan was initially adopted by the Board on July 28, 1993 and approved by the stockholders in August 1993. The Board amended and restated the Plan as of January 1, 1994, prior to its implementation, to provide the Plan Administrator with the discretionary power to have overlapping purchase periods of any duration up to twenty-four (24) months. Such restatement was approved by the stockholders on May 31, 1994. The Board amended the Plan on March 1, 1995 to increase the number of issuable shares by an additional 100,000 shares, and such share increase was approved by the stockholders at the 1995 Annual Meeting held on May 30, 1995. On __________, 2000, the Board authorized an 85,000-share increase to the number of shares issuable under the Plan, and such share increase is subject to stockholder approval at the 2000 Annual Meeting to be held on June 12, 2000. Should such stockholder not be obtained, then the 85,000-share increase shall not be implemented, and no purchase rights shall be granted, and no stock issuances shall be made, on the basis of that share increase.

                  B. The Plan shall terminate upon the earlier of (i) December 31, 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

                  C. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

                  D. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

                  E. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict of laws rules.

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                                   SCHEDULE A

                           COMPANIES PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN



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